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                                                                       EXHIBIT J


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use in this Post-effective Amendment No. 12 to the Registration Statement for Maxus Equity Fund of all references to our firm included in or made a part of this Amendment.




/s/ McCurdy & Associates CPA's, Inc.
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McCurdy & Associates CPA's, Inc.
April 27, 2000